As filed with the Securities and Exchange Commission on October 3, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

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4KIDS ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-2691380 (I.R.S. Employer Identification No.)

1414 Avenue of the Americas New York, New York 10019 (212) 758-7666 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

4Kids Entertainment, Inc. 2006 Long-Term Incentive Compensation Plan (Full Title of the Plan)

Rory A. Greiss Kaye Scholer LLP 425 Park Avenue New York, New York 10022 (Name and address of agent for service)

(212) 836-8000 (Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, par value	600,000 shares	$16.66 (2)	$9,996,000	$1,069.57
$.01 per share

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(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Common Stock on The New York Stock Exchange on September 29, 2006.

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional indeterminate number of shares as may become issuable pursuant to anti-dilution and adjustment provisions of any options to purchase shares registered hereby.

PART I

INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

      See Item 2 below.

Item 2. Registrant Information and Employee Plan Annual Information.

        The document containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. Such documents are not required to be, and are not being, filed by the Registrant with the Securities and Exchange Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended , are incorporated by reference into this Registration Statement.

(a)     The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission on March 15, 2006.

(b)     The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2006.

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(c)     The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2006.

(d)     The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2006.

(e)     The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 12, 2006.

(f)     The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 filed with the Securities and Exchange Commission on May 10, 2006.

(g)     The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 10, 2006.

(h)     The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2006.

(i)     The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2006.

(j)     The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 filed with the Securities and Exchange Commission on August 9, 2006.

(k)     The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 9, 2006.

(l)     The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 13, 2000.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities.

      Not Applicable.

Item 5. Interest of Named Experts and Counsel.

      Not Applicable.

Item 6. Indemnification of Officers and Directors.

        Section 721 through 726 inclusive of the Business Corporation Law of New York permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. The Registrant’s Certificate of Incorporation and Bylaws require the Registrant to indemnify its officers, directors and employees to the fullest extent permitted by law, including full or partial indemnification for any judgment, settlement or related expense. In addition, advances of expenses to officers and directors are permitted upon an undertaking by the person to be indemnified to repay all such expenses if he or she is ultimately found not to be entitled to indemnification. The indemnification provision in the Registrant’s Certificate of Incorporation applies to all actions and proceedings including those brought by or in the right of the Registrant. Directors and officers remain liable for acts and omissions not in good faith or which involve intentional misconduct and transactions from which such officer or director derives improper personal benefit. The Registrant maintains insurance to cover directors and officers against liability which they may incur in such capacity.

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Item 7. Exemption from Registration Claimed.

      Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Certificate of Incorporation of the Registrant filed on April 28, 1970, as amended on October 12, 1971, as further amended on April 21, 1972, as further amended on July 17, 1979, as further amended on May 22, 1985, as further amended on July 30, 1986, as further amended on July 19, 1989, as further amended on November 16, 1995 (changing the name of the Corporation to 4Kids Entertainment, Inc.) (1)

4.2	Certificate of Amendment to the Certificate of Incorporation of the Registrant, dated April 29, 1999 (2)

4.3	Certificate of Amendment to the Certificate of Incorporation of the Registrant, dated May 18, 2000 (3)

4.4	By-Laws of the Registrant adopted by the Board of Directors on March 28, 1991 (4)

4.5	Form of Common Stock Certificate (5)

5.1	Opinion of Kaye Scholer LLP(*)

10.1	2006 Long-Term Incentive Compensation Plan (6)

23.1	Consent of Eisner LLP (*)

23.2	Consent of Kaye Scholer LLP (included in Exhibit 5.1)

(*) Filed herewith.

(1)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 000-07843).

(2)	Incorporated by reference to the Registrant’s 1999 Proxy Statement for Annual Meeting of Shareholders held April 29, 1999 (File No. 000-07843).

(3)	Incorporated by reference to the Registrant’s 2000 Proxy Statement for Annual Meeting of Shareholders held May 17, 2000 (File No. 000-07843).

(4)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1990 (File No. 000-07843).

(5)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 declared effective March 7, 1986 (File No. 33-3056).

(6)	Incorporated by reference to the Registrant’s Definitive Proxy Statement relating to the Registrant’s 2006 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on June 20, 2006.

Item 9. Undertakings.

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

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(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 29th day of September, 2006.

4KIDS ENTERTAINMENT, INC.

By: /s/ Alfred R. Kahn
Alfred R. Kahn, Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date: September 29, 2006

By: /s/ Alfred R. Kahn
Alfred R. Kahn, Chairman of the Board, Chief Executive Officer and Director

Date: September 29, 2006

By: /s/ Richard Block
Richard Block, Director

Date: September 29, 2006

By: /s/ Jay Emmett
Jay Emmett, Director

Date: September 29, 2006

By: /s/ Michael Goldstein
Michael Goldstein, Director

Date: September 29, 2006

By: /s/ Randy O. Rissman
Randy O. Rissman, Director

Date: September 29, 2006

By: /s/ Bruce R. Foster
Bruce R. Foster, Executive Vice President, Treasurer, Chief Financial Officer and Principal Accounting Officer

Date: September 29, 2006

By: /s/ Samuel R. Newborn
Samuel R. Newborn, Executive Vice President, General Counsel and Director

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Exhibit Index

Exhibit Number	Description

4.1	Certificate of Incorporation of the Registrant filed on April 28, 1970, as amended on October 12, 1971, as further amended on April 21, 1972, as further amended on July 17, 1979, as further amended on May 22, 1985, as further amended on July 30, 1986, as further amended on July 19, 1989, as further amended on November 16, 1995 (changing the name of the Corporation to 4Kids Entertainment, Inc.) (1)

4.2	Certificate of Amendment to the Certificate of Incorporation of the Registrant, dated April 29, 1999 (2)

4.3	Certificate of Amendment to the Certificate of Incorporation of the Registrant, dated May 18, 2000 (3)

4.4	By-Laws of the Registrant adopted by the Board of Directors on March 28, 1991 (4)

4.5	Form of Common Stock Certificate (5)

5.1	Opinion of Kaye Scholer LLP(*)

10.1	2006 Long-Term Incentive Compensation Plan (6)

23.1	Consent of Eisner LLP (*)

23.2	Consent of Kaye Scholer LLP (included in Exhibit 5.1)

(*) Filed herewith.

(1)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 000-07843).

(2)	Incorporated by reference to the Registrant’s 1999 Proxy Statement for Annual Meeting of Shareholders held April 29, 1999 (File No. 000-07843).

(3)	Incorporated by reference to the Registrant’s 2000 Proxy Statement for Annual Meeting of Shareholders held May 17, 2000 (File No. 000-07843).

(4)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1990 (File No. 000-07843).

(5)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 declared effective March 7, 1986 (File No. 33-3056).

(6)	Incorporated by reference to the Registrant’s Definitive Proxy Statement relating to the Registrant’s 2006 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on June 20, 2006.

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